UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PATHFINDER BANCORP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2012

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. The Annual Meeting will be held at the Oswego Country Club 610 West First Street, Oswego, New York at 10:00 a.m., Eastern Time, on April 25, 2012.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on our operations. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to questions that shareholders may properly present.

The Annual Meeting is being held so that shareholders may consider the election of four directors and the ratification of the appointment of Bonadio & Co., LLP, as our independent registered public accounting firm for the year ending December 31, 2012.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of the nominated directors and the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer

Pathfinder Bancorp, Inc.

214 West First Street

Oswego, New York 13126

(315) 343-0057

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 25, 2012

Notice is hereby given that the Annual Meeting of Pathfinder Bancorp, Inc., will be held at the Oswego Country Club, 610 West First Street, Oswego, New York on April 25, 2012 at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1)	The election of four directors;
2)	The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 16, 2012 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

OUR PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE ON WWW.PATHFINDERBANK.COM/ANNUALREPORT.  IF YOU NEED DIRECTIONS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, PLEASE CALL US AT 315-207-8036.

By Order of the Board of Directors

/s/ Edward A. Mervine
Edward A. Mervine
Secretary
March 31, 2012

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Pathfinder Bancorp, Inc.

214 West First Street

Oswego, New York 13126

(315) 343-0057

ANNUAL MEETING OF SHAREHOLDERS
April 25, 2012

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pathfinder Bancorp, Inc. (or the “Company”) to be used at our annual meeting of shareholders, which will be held at the Oswego Country Club, 610 West First Street, Oswego, New York on April 25, 2012, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying notice of annual meeting of shareholders and this proxy statement are first being mailed to shareholders on or about March 31, 2012.

REVOCATION OF PROXIES

Shareholders who sign the proxies we are soliciting will retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “for” the proposals set forth in this proxy statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares as directed by a majority of the Board of Directors in attendance at the annual meeting.  We know of no additional matters that will be presented for consideration at the annual meeting.  If a shareholder who wishes to bring a matter for shareholder consideration (other than a shareholder proposal) fails to notify us in writing five days before the annual meeting, the matter will not be placed on the annual meeting agenda.  We are not aware of any proposals for this year’s annual meeting.

Proxies may be revoked by sending written notice of revocation to our Secretary, at the address shown above, by delivering to us a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. The presence at the annual meeting of any shareholder who had returned a proxy will not revoke the proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Secretary prior to the voting of the proxy. If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on March 16, 2012, (the “Record Date”), are entitled to one vote for each share they own. As of the Record Date, we had 2,617,682 shares of common stock outstanding, of which 1,583,239 shares were held by our mutual holding company, Pathfinder Bancorp, M.H.C., and 1,034,443 of which were held by shareholders other than Pathfinder Bancorp, M.H.C.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a shareholder holds shares in street name (i.e., the shares are held in a stock brokerage account or by a bank, trust, or other institution) and does not provide voting instructions to the holder of the account, such shares will be considered “Broker non-votes.” Broker non-votes and proxies marked “abstain” will be counted for purposes of determining that a quorum is present.

As to the election of directors, shareholders may cast their votes “For,” “Withheld” or “For All Except” (designating the directors for whom a vote is being withheld). As to the ratification of our independent registered public-accounting firm shareholders may cast their votes “For,” “Against” or “Abstain”.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

The affirmative vote of holders of a majority of the total votes cast at the annual meeting in person or by proxy, without regard to broker non-votes or proxies as to which shareholders abstain, is required for ratification of Bonadio & Co., LLP as our independent registered public accounting firm (the “Auditors”).

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by directors individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than 5% of our outstanding shares of common stock.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

Name and Address of Beneficial Owners (1)	Amount of Shares Owned and Nature of Beneficial Ownership (2)		Percentage of Shares of Common Stock Outstanding

Directors and Executive Officers
Janette Resnick	3,530	(4)	0.13%
Thomas W. Schneider	12,041		0.46%
William A. Barclay	6,500	(5)	0.25%
Chris R. Burritt	1,700	(6)	0.06%
John P. Funiciello	-	(7)	-
George P. Joyce	5,864		0.22%
Bruce E. Manwaring	9,115	(8)	0.35%
L. William Nelson, Jr.	26,950	(9)	1.03%
Corte J. Spencer	11,900		0.45%
Lloyd "Buddy" Stemple	8,688		0.33%
James A. Dowd	7,868		0.30%
Melissa A. Miller	3,518		0.13%
Edward A. Mervine	5,119		0.20%
Ronald Tascarella	11,000		0.42%
All Directors and Executive Officers as	113,793		4.35%
a Group (13 persons) (3)

Name and Address of Beneficial Owners (1)	Amount of Shares Owned and Nature of Beneficial Ownership (2)	Percentage of Shares of Common Stock Outstanding
Principal Shareholders:
Pathfinder Bancorp, M.H.C. (3)	1,583,239	60.48%
214 West First Street
Oswego, New York 13126
Pathfinder Bancorp, M.H.C. and all	1,697,032	64.83%
Directors and Executive Officers

1)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
2)
A person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  This table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.

3)	All of our directors are also directors of Pathfinder Bancorp, M.H.C. All of our executive officers are also executive officers of the Pathfinder Bancorp, M.H.C.
4)	Ms. Resnick has sole voting power over 2,700 shares and shared voting and investment power over 830 shares.
5)	Mr. Barclay has sole voting over 4,500 shares and custodial voting and investment power over 2,000 shares.
6)	Mr. Burritt has sole voting and investment power over 1,550 shares and shared voting and investment power over 150 shares.
7)	Mr. Funiciello was appointed to the Board of Directors on November 8, 2011.
8)	Mr. Manwaring resigned from the Board of Directors effective April 1, 2012. The board appointed Mr. David Ayoub to replace him for the month of April until the Shareholders’ Meeting.
9)	Mr. Nelson has sole voting and investment power over 8,470 shares and shared voting and investment power over 18,480 shares.

SMALLER REPORTING COMPANY

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission.

CONDUCT OF MEETING

In accordance with our bylaws, and by action of the Board of Directors, the Chair of the Board will preside over the annual meeting.  The Chair of the Board has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize shareholders who wish to speak, and the right to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting have been established and will be available at the meeting along with the agenda of the matters to be considered at the annual meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is presently composed of ten members. Our bylaws presently provide for ten members, with three classes of directors, one class to be elected annually.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and qualify.  Because two directors resigned since the last Annual Meeting (Mr. Steven W. Thomas and Mr. Bruce E. Manwaring), we are nominating four Directors this year. The Board of Directors’ Nominating/Governance Committee has nominated L. William Nelson, Jr. Lloyd “Buddy” Stemple, John P. Funiciello and David A. Ayoub.  In order to provide for three “nearly equal” classes of Directors, Mr. Ayoub is nominated for a one year term and Mr. Nelson, Mr. Stemple and Mr. Funiciello are each nominated for three year terms.

The table below sets forth certain information regarding the composition of the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.  The Board of Directors unanimously recommends a vote “FOR” each nominated director.

Name (1)	Age(2)	Position Held	Director Since (3)	Current Term to Expire

Nominees
L. William Nelson, Jr.	68	Director	1986	2012
Lloyd "Buddy" Stemple	51	Director	2005	2012
John P. Funiciello	48	Director	2011	2012
David A. Ayoub	49	Director	2012	2012

Directors Continuing in Office
Janette Resnick	69	Director, Chair of the Board	1996	2013
Corte J. Spencer	69	Director	1984	2013
William A. Barclay	43	Director	2011	2014
Chris R. Burritt	58	Director	1986	2014
George P. Joyce	61	Director	2000	2014
Thomas W. Schneider	50	Director, President, Chief Executive Officer	2001	2014

(1)
The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.  Each of the persons listed is also a director of Pathfinder Bancorp, M.H.C., which owns the majority of our issued and outstanding shares of common stock.

(2)	As of March 31, 2012.
(3)	Dates prior to 1995 reflect initial appointment to the Board of Trustees of the mutual predecessor to Pathfinder Bank, the Company’s operating subsidiary.

The principal occupation during the past five years of each director and executive officer, as well as other relevant experience, is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.  None of our directors have been the subject of securities litigation, enforcement or bankruptcy in the past ten years.

JANETTE RESNICK is the Chair of the Board.  She has been retired since 2004. Prior to her retirement, she was the Executive Director of Oswego County Opportunities (“OCO”), a private, not for profit human services agency with offices located in Oswego and Fulton, New York.  Ms. Resnick has a Master's Degree from the University of Pittsburgh.  She has over thirty (30) years experience in the human service area and has a keen understanding of the needs of the Company’s retail customers.  She also has significant personnel and administrative experience and extensive fiscal experience having managed OCO’s annual operating budget of twenty five million dollars.

CHRIS R. BURRITT is the President and General Manager of R.M. Burritt Motors, Inc./Chris Cross, Inc., an automobile dealership located in Oswego, New York.  In addition to his long term ownership and management of this well known local business, Mr. Burritt is active in community affairs.  He presently serves as Vice-President of the Board of Directors of Oswego Hospital and also as Chair of its Finance/Operations Committee.

L. WILLIAM NELSON, Jr. has owned and operated Nelson Funeral Home located in Oswego, New York for forty (40) years.  He also owns and manages residential rental property.  As such, Mr. Nelson understands the needs of the Bank’s significant small business customer base.   He has also been very active with local charitable organizations. The Nominating/Governance Committee and the Board believe that Mr. Nelson’s business background and his service to the community support his continued service and recommend that he be re-elected by the Shareholders.

GEORGE P. JOYCE is the owner and operator of Laser Transit, Ltd., Lacona, New York, a Central New York logistics services provider. Mr. Joyce has earned a Bachelor Degree in Economics from SUNY Oswego.  He has been a Controller for a transportation and warehousing firm, as well as a manager in an IT consulting firm.  He is also presently President of Intelliflex, LLC a 3rd party logistics firm performing freight forwarding and outsourced logistics services for its customers.  He has served as President and Chair of the Board of Trustees for Oswego Hospital, Chair of the Board of Operation Oswego County, Vice President of Seneca Hill Manor, Director of the Oswego College Foundation and numerous other community organizations.

CORTE J. SPENCER retired effective January 1, 2007 as the Chief Executive Officer and Administrator of Oswego Hospital and the managing Director of Oswego Health, Inc. located in Oswego, New York.  Mr. Spencer has a Masters Degree from the Cornell University School of Public and Business Administration.  He has extensive experience managing a relatively large and complex organization including, among other things, supervising the relationships with internal and external auditors.

LLOYD “BUDDY” STEMPLE, until he recently retired, was the Vice-President and General Manager of Novelis Specialty Products, Novelis Inc. which has manufacturing locations in Oswego, New York, Kingston, Ontario Canada and sales offices in Cleveland, Ohio and Detroit, Michigan.  Mr. Stemple has an Engineering Degree and an MBA.  His experience as a manager with Novelis, a billion dollar publicly traded company, provides a unique perspective to our Board of Directors and Audit Committee.  Mr. Stemple is currently the Chief Executive Officer of Oman Aluminum Rolling Company.  The Oman Aluminum Rolling Company is a new venture supported by the government of Oman and will produce aluminum flat rolled product with commercial production scheduled to begin in August of 2013.  The Nominating/Governance Committee and the Board believe that Mr. Stemple’s considerable public company experience and his broad range of activities support his continued service and recommend that he be re-elected by the shareholders.

WILLIAM A. BARCLAY is a graduate of St. Lawrence University and Syracuse University College of Law.  An attorney and businessman, Mr. Barclay is a partner in the Syracuse law firm of Hiscock and Barclay, LLP, where he specializes in business law. Mr. Barclay has served on several community organizations throughout his career including the SUNY Oswego College Council, the Rosamond Gifford Zoo at Burnet Park, the Everson Museum of Art, and Northern Oswego County Health Services, Inc.

In 2004, he was recognized as one of Oswego County Business Magazine’s Forty under 40, an honor given to Oswego County leaders under the age of 40. Mr. Barclay was also awarded the 2007 Martin Rose Economic Developer Merit Award for his commitment to the economic development process by helping to facilitate the attraction and retention of businesses in Oswego County.

Mr. Barclay is currently a New York State Assemblyman for the 124th District, which includes the Oswego County towns of Albion, Richland, Mexico, New Haven, Scriba, Granby and Volney, along with the cities of Oswego and Fulton, and the Onondaga County towns of Lysander, Camillus, Elbridge, Marcellus and Skaneateles.  Mr. Barclay was elected to the Board by the Shareholders in 2011.

JOHN P. FUNICIELLO is a licensed real estate broker and developer who owns and operates J.F. Real Estate in Syracuse, NY.  Mr. Funiciello began his career with Pyramid Brokerage Company and started J.F. Real Estate in 1992.  J.F. Real Estate represents approximately three million square feet of commercial real estate in the Central New York Region.  Mr. Funiciello is a graduate of the State University of New York at Cortland with a degree in Economics and a concentration in Business.  He is an active member of the Syracuse community and has served on the Boards of the Consortium for Children’s Services and the Samaritan Center. Mr. Funiciello was appointed to the Board on November 8, 2011 to fill the vacancy caused by the prior resignation of Mr. Steven W. Thomas. Due to the Company’s efforts to expand its market to the Syracuse area, the Nominating/Governance Committee and the Board believe that Mr. Funiciello’s business experience and service to the community will serve the Company well.

DAVID A. AYOUB serves as Partner-in-Charge of the Tax Department at the Syracuse firm of Bowers & Company, CPA’s.  In that capacity, Mr. Ayoub consults on corporate mergers and acquisitions, as well as assists start-up businesses.  In addition, he oversees the firm’s tax compliance, technical research, planning and consulting.  Mr. Ayoub has over 25 years of accounting and taxation experience.  Mr. Ayoub is a graduate of Rochester Institute of Technology with a BBA in Accounting and is a Certified Public Accountant in New York State.  He is also a Member of the American Institute of Certified Public Accountants (AICPA), as well as the New York State Society of Certified Public Accountants (NYSSCPA).  Mr. Ayoub pursues an active role in the community, serving on Boards including the Manlius Village Public Library and Make-A-Wish Foundation.  He has also worked previously with the United Way and Score. Mr. Ayoub was appointed to the Board on March 13, 2012 to fill the vacancy caused by the  resignation of Bruce E. Manwaring. Due to the Company’s efforts to expand its market to the Syracuse area, the Nominating/Governance Committee and the Board believe that Mr. Ayoub’s business experience and service to the community will serve the Company well.

All of the above are members of the Board of Directors of Pathfinder Bancorp, MHC, the owner of a majority of the shares of the Company, as well as the Board of Pathfinder Bank, the Company’s wholly owned subsidiary, and Pathfinder Commercial Bank, Pathfinder REIT and Whispering Oaks, all subsidiaries of Pathfinder Bank.

EXECUTIVE OFFICERS OF THE COMPANY WHO ARE DIRECTORS

THOMAS W. SCHNEIDER is the President and Chief Executive Officer (“CEO”) of Pathfinder Bancorp, Inc. and Pathfinder Bank, its operating subsidiary. Prior to his appointment as President in 2000, Mr. Schneider was the Executive Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Mr. Schneider is a member of the Board of Directors of Pathfinder Bancorp, MHC, the owner of a majority of the shares of the Company, as well as the Board of Pathfinder Bank, the Company’s wholly owned subsidiary, and Pathfinder Commercial Bank, Pathfinder REIT and Whispering Oaks, all subsidiaries of Pathfinder Bank.

INDEPENDENCE AND DIVERSITY OF DIRECTORS

Our common stock is listed on the NASDAQ Capital Market. The Board of Directors has considered the NASDAQ listing requirements for “independence” of directors, and although we may be exempt as a “controlled” Company pursuant to NASDAQ rules, the Board of Directors has determined that all of its directors, with the exception of Mr. Schneider, are “independent” pursuant to NASDAQ’s listing requirements. Our independent directors will hold executive sessions no less than twice a year. Shareholders who wish to communicate with the Chair or with the independent directors as a group may do so by writing to our Corporate Secretary at Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126. The Corporate Secretary will forward said communication to the independent directors or Chair as requested by the shareholder.

Pathfinder Bank conducts its business primarily in Oswego and Onondaga counties and the immediately contiguous counties in Upstate New York.  Our Board members are not, therefore, geographically diverse. Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying a director nominee, the Nominating Committee has strived to seek diversity of experience and opinion in its board membership.  Therefore, we have Board members representing both the active and retired, the private sector and the public sector, male and female, large and small employers, manufacturing and service industries.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

There were no transactions or series of transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction where the Company was or is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to us. This prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  Pathfinder Bank has made loans to each of the following officers and/or directors or their immediate families: James Dowd, Chris Burritt, Melissa Miller, George Joyce, L. William Nelson, Edward A Mervine, Thomas Schneider, Corte Spencer and Lloyd Stemple.  Each of these loans: were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and did not involve more than normal risk of collectability or present other unfavorable features.

All transactions between us and our executive officers, directors, holders of 10% or more of the shares of the Company’s common stock and affiliates thereof, must be approved by a majority of our independent outside directors not having any interest in the transaction, pursuant to our Code of Ethics.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

JAMES A. DOWD, CPA, age 44, has been employed by Pathfinder Bank since 1994 and is Senior Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Mr. Dowd is responsible for the accounting, finance, marketing and facilities departments.

MELISSA A. MILLER, age 54, has been employed by Pathfinder Bank since 1976 and is Senior Vice President and Chief Operating Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Ms. Miller is responsible for deposit operations, branch administration and information services.

EDWARD A. MERVINE, ESQ., age 55, is Senior Vice President, General Counsel and Corporate Secretary for Pathfinder Bancorp, Inc. and Pathfinder Bank. Prior to joining us in 2002, Mr. Mervine was a partner in the law firm of Bond Schoeneck & King, LLC.  Mr. Mervine is responsible for human resources, loss mitigation, security and legal and regulatory compliance.

RONALD TASCARELLA, age 53, is Senior Vice President and Chief Credit Officer.  Mr. Tascarella joined the Company in 2006.  Prior to joining, he was Senior Vice President of Oswego County National Bank, then one of the Company’s primary competitors.  Mr. Tascarella is responsible for Pathfinder Bank’s lending operations.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. All of our officers and directors filed these reports in a timely fashion, with the following exception. A Form 5 was filed late relating to one trade of a small block of shares (200) acquired by Edward Mervine during September of 2011.

LEADERSHIP STRUCTURE AND RISK OVERSIGHT ROLE OF BOARD OF DIRECTORS

Our Board has a separate Chief Executive Officer and Chair of the Board and has functioned with that separation since the year 2000.  Ms. Resnick, our Chair, is an independent director as defined by NASDAQ’s listing requirements. The Company has spent significant time evaluating its leadership structure and has determined that, under the present circumstances, separating the Chair and CEO positions is appropriate.  We believe this separation allows our CEO the time to concentrate on executing policy and strategy and the Board to concentrate on developing same. Additionally, we believe this structure is most appropriate given the Board’s role in monitoring the Company’s execution of its business plan and the risk elements associated with such execution.

The primary risks facing the Bank, as the operating subsidiary of Pathfinder Bancorp, Inc., are interest rate risk, liquidity risk, investment risk, credit risk, risks associated with inadequate allowance for loan losses, competitive risks and regulatory risks.  While the full Board is actively engaged in monitoring all said risks, we have further assigned specific responsibilities to Board Committees for detailed review.  The Asset/Liability Committee, with the assistance of professional consultants, constantly monitors interest rate risk, investment risk and liquidity risk. The Executive/Loan Committee monitors the credit risks and risks associated with allowance for loan losses.  The Audit/Compliance Committee monitors regulatory risks.  Finally, the Planning Committee monitors competitive risks. Every member of our Board engages in continuing education in an effort to stay abreast of risk management development issues so that they can effectively engage in their oversight role.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2011, the Board of Directors held ten regular and no special meetings. During the year ended December 31, 2011, no director attended fewer than 75% percent of the total meetings of the Board of Directors and committees on which such director served.

Compensation Committee

The Compensation Committee meets periodically to review the performance of officers and employees and to determine compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Compensation Committee. In the year ended December 31, 2011, the members of the Compensation Committee were Directors Barclay, Resnick, Spencer, Burritt, Nelson and Stemple. All of these directors are “independent” pursuant to NASDAQ listing requirements, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Compensation Committee met six times during the year ended December 31, 2011.  The Compensation Committee has a charter which is available at our website at www.pathfinderbank.com.

The Committee annually reviews the performance of the CEO and other executive officers and recommends to the Board of Directors changes to base compensation, as well as the amount of any bonus to be awarded.  In determining  whether  the  base  salary  of  an  officer should be increased, the Committee and the Board of Directors take into account individual performance, performance of the Company and information regarding compensation paid  to  executives  of  peer  group institutions performing similar  duties  in  the  Bank’s  market  area.

While the Committee and the Board of Directors do not use strict numerical formulas to determine changes in compensation for the CEO and Senior Vice Presidents, and while  they weigh a variety of different factors in their deliberations, both company-wide and individually-based performance objectives in setting the compensation of the CEO and Senior Vice Presidents.  Company-wide performance objectives emphasize earnings, profitability, earnings contribution to capital, capital strength, asset quality, and return on equity which are customarily used by similarly-situated financial institutions in measuring performance.  Individually-based performance objectives include non-quantitative factors considered by the Committee and the Board of Directors in 2011, such as general management oversight of the Company, the quality of communication with the Board of Directors, the productivity of employees and execution of the Bank’s Strategic Plan. Finally, the Committee and the Board of Directors considers the standing of the Company with customers and the community, as evidenced by customer and community complaints, compliments and a customer survey completed in 2009, and supplemented with mini-surveys thereafter.  While  the  Committee  and the Board of Directors considers  each  of  the  quantitative  and  non-quantitative factors described above,  such  factors  are  not  assigned  a  specific weight in evaluating the performance  of  the  CEO  and  Senior Vice Presidents.

The CEO recommends to the Compensation Committee, compensation arrangements for the Senior Vice Presidents.  He does not recommend compensation arrangements for himself or Board members.

During 2011, the Compensation committee retained the services of Arthur Warren Associates (“Warren”) to assist the Committee in carrying out its obligations.  Warren was selected by the Committee after receiving three proposals from firms engaged in executive and board compensation studies for banks.  Warren was selected because of his familiarity with smaller banks and particularly because he had done work in our geographic competitive market.  Warren was paid the sum of $15,450 for the study of Senior Executive compensation.  Warren made the following conclusions/recommendations with respect to Senior Executive base, short-term incentive and long-term Incentive compensation:

•	Base salaries for all Senior Executives, except the CEO, are marginally non-competitive being below the 50th percentile of the Peer Group. Base salary for the CFO is considerably below peer.

•	The short term incentive plan is thoughtful and has some contemporary features but can be strengthened through a redesign.

•
The supply of stock options issued by the 2010 Stock Option Plan will soon be depleted and alternative long term incentive plans should be considered to align Senior Executive interests with shareholder interests.

The Compensation Committee will be considering these conclusions/recommendations, among others, as it continues its work in 2012.

Salary increases for the Bank’s Named Executive Officers, including Mr. Schneider, for 2011 and 2010 are reflected in the Summary Compensation Table.  The following table shows the compensation of Thomas W. Schneider, our principal executive officer, and the two most highly compensated other executive officers (“Named Executive Officers”) that received total compensation of $100,000 or more during the past fiscal year for services to Pathfinder Bancorp, Inc. or any of its subsidiaries during the years ended December 31, 2011 and 2010, respectively.

Summary Compensation Table
					Non-Qualified
					Deferred
				Stock	Compensation	All Other
Name and		Salary	Bonus	Options	Earnings	Compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Thomas W. Schneider,	2011	289,250	10,000	79,170	712	27,433	406,565
President and Chief	2010	275,000	-	-	553	28,619	304,172
Executive Officer
Edward A. Mervine,	2011	155,000	18,517	50,895	-	7,402	231,814
Senior Vice President,	2010	149,000	-	-	-	7,672	156,672
General Counsel AND
Secretary
Ronald Tascarella	2011	127,000	17,838	50,895	-	6,034	201,767
Senior Vice President	2010	121,000	-	-	-	6,435	127,435
and Chief Credit Officer

(1)
Current year performance-based bonus awards were paid during March of 2012. The following bonuses were distributed to the Named executives: Thomas W. Schneider $29,318, Edward A. Mervine $12,061 and Ronald Tascarella $10,387.  The $10,000 bonus for Mr. Schneider was granted after the Company’s exit from its participation in the Treasury’s Capital Purchase Program in September of 2011.

(2)
Represents the grant date fair value of the stock option awards received by Messrs. Schneider, Mervine and Tascarella under the Pathfinder Bancorp, Inc. 2010 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found at Note 14 of our notes to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)
The following table reflects the non-qualified deferred compensation earnings representing the above market or preferential earnings on compensation that was deferred to the Second Executive Supplemental Retirement Income Agreement and the Executive Deferred Compensation Plan for each Named Executive/Officer.

Named Executive	Year	Executive Deferred Compensation Plan ($)	Total ($)
Thomas W. Schneider	2011	712	712
	2010	553	553
Edward A. Mervine	2011	-	-
	2010	-	-
Ronald Tascarella	2011	-	-
	2010	-	-

(4)	All other compensation represents the following for each Named Executive Officer.

Named Executive	Year	Employee Savings Plan Company Contribution	Automobile Expense Reimbursement	Country Club Dues	Life Insurance Premium	Total
		($)	($)	($)	($)	($)

Thomas W. Schneider	2011	8,686	15,467	2,848	432	27,433
	2010	8,250	17,264	2,781	324	28,619
Edward A. Mervine	2011	6,970	-	-	432	7,402
	2010	7,350	-	-	322	7,672
Ronald Tascarella	2011	5,710	-	-	324	6,034
	2010	6,174	-	-	261	6,435

Employment Agreements.  The Company and its operating subsidiary, Pathfinder Bank (or “the Bank”) entered into employment agreements with Thomas W. Schneider and Edward A Mervine.  The agreements have an initial term of three years.  Unless notice of non-renewal is provided, the agreements renew annually.  The agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased.  Under the agreements, the 2011 base salaries for Messrs. Schneider and Mervine were $289,250 and $155,000 respectively.  In addition to the base salary, each agreement provides for, among other things, participation in employee and welfare benefit plans and incentive compensation and bonus plans applicable to senior executive employees, and reimbursement of business expenses.

The executives are entitled to severance payments and benefits in the event of termination of employment under specified circumstances.  In the event their employment is terminated for reasons other than for cause, disability or retirement, or in the event they resign during the term of the agreement following:

(1)	the failure to elect or re-elect or to appoint or re-appoint the executive to his executive position;

(2)	a material change in the executives’ functions, duties, or responsibilities, which change would cause the executives’ position to become one of lesser responsibility, importance or scope;

(3)
the liquidation or dissolution of Pathfinder Bancorp, Inc. or Pathfinder Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executives;

(4)	a relocation of the executives’ principal place of employment by more than 30 miles from its location as of the date of the agreements;

(5)	a material breach of the agreements by Pathfinder Bancorp, Inc. or Pathfinder Bank; or

(6)	solely with respect to Mr. Schneider, a failure to be nominated, elected or re-elected to the Board,

the executives will be entitled to a severance payment equal to three times the sum of the their base salary and the highest rate of bonus awarded to them during the prior three years, payable as a single cash lump sum distribution within 30 days following their date of termination.  In addition, Pathfinder Bancorp, Inc. or Pathfinder Bank will continue to provide the executives with continued life insurance and non-taxable medical and dental coverage for 36 months.

If the executives voluntarily resign (without the occurrence of the specified circumstances listed above) from their employment with Pathfinder Bancorp, Inc. and Pathfinder Bank, the Board will have the discretion to provide severance pay to the executives, provided, however, that such amount does not exceed three times the average of the executives’ three preceding years’ base salary, including bonuses, any other cash compensation paid to the executives during such years, and the amount of contributions made on behalf of the executives to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or Pathfinder Bank during such years.

Upon the occurrence of  a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the executives’ termination of employment for any reason, other than for cause, they will be entitled to receive a single cash lump distribution equal to 2.99 times their average base salary over the previous five years, including bonuses, any other cash compensation paid to them during such years, and the amount of contributions made on behalf of the executives to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or Pathfinder Bank during such years.  In addition, Pathfinder Bancorp, Inc. or Pathfinder Bank will continue to provide the executives with continued life insurance and non-taxable medical and dental coverage for 36 months.  In the event payments made to the executives include an “excess parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced by the minimum dollar amount necessary to avoid this result.

Should the executives become disabled, they would be entitled to receive their base salary for one year, where the payment of base salary will commence within 30 days from the date the executives are determined to be disabled, and will be payable in equal monthly installments.

Upon the executives’ voluntary resignation from employment (without the occurrence of the specified circumstances listed above) the executives agree not to compete with Pathfinder Bancorp, Inc. or Pathfinder Bank for one year following their resignation.

Change of Control Agreement.   Pathfinder Bancorp, Inc. and Pathfinder Bank have entered into a Change of Control Agreement with Ronald Tascarella which provides certain benefits to Mr. Tascarella should he be “dismissed” from employment within a twelve month period following a change of control of the Company or the Bank.  Although “dismissal” does not include a termination for cause or voluntary termination, it does include a voluntary resignation as a result of:

•	a material change in the executive’s functional duties or responsibilities which would cause the executive’s position to become one of lesser responsibility, importance of scope.

•	a relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement.

•	a material reduction in the benefits to the executive as of the date of the agreement.

In the event of such dismissal, the executive, or his beneficiary should he die subsequent to the dismissal, is entitled to a lump sum payment equal to his most recent annual base salary plus bonuses and any other cash compensation paid to the executive within the most recent twelve (12) month period.  The executive is also entitled to continued life, medical and dental coverage for a period of twelve months subsequent to the dismissal, and will become fully vested in any stock option plans, deferred compensation plans, or restricted stock plans in which he participates.

Second Supplemental Retirement Income Agreement.  Pathfinder Bank maintains an individual Second Supplemental Retirement Income Agreement with Mr. Schneider.  Pathfinder Bank satisfies its obligations under the agreement by making annual contributions to a trust established by Mr. Schneider.  Such benefits are immediately taxable benefits to Mr. Schneider.  If Mr. Schneider exercises his withdrawal rights with respect to contributions made to the trust, Pathfinder Bank will continue to accrue “phantom contributions” to an accrued benefit account but will make no further contributions to the trust on Mr. Schneider’s behalf.  The “phantom contributions” are not immediately taxable to Mr. Schneider and are considered deferred compensation under the Internal Revenue Code.

Upon attainment of age 65, Mr. Schneider will be entitled to receive his supplemental retirement income benefit under the agreement, measured as of the date Mr. Schneider attains age 65.   This benefit may be payable in a lump sum or in monthly installments over a 15-year period.  If Mr. Schneider does not exercise his withdrawal rights, he can elect the form of payment of his benefit from his trust at any time.  If Mr. Schneider exercises his withdrawal rights, he was required to elect the form of payment of his accrued benefit account on or before December 31, 2008.   In the event Mr. Schneider dies after attaining age 65 but prior to the commencement or completion of all monthly payments due, Pathfinder Bank will pay Mr. Schneider’s beneficiary the remaining payments that were due to Mr. Schneider.  The actual amount of Mr. Schneider’s supplemental retirement income benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to the trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

If Mr. Schneider does not exercise his withdrawal rights and is involuntarily terminated for any reason, including a termination due to disability, voluntary resignation for “good reason,” but excluding termination for cause, Pathfinder Bank will be required to make an immediate lump sum contribution to Mr. Schneider’s trust in an amount equal to the (i) full contribution required for the plan year in which the involuntary termination occurs, if not yet made, plus (ii) the present value of all remaining contributions that are required to be made by Pathfinder Bank to Mr. Schneider’s trust, provided, however, that, if necessary, an additional amount will be contributed to the trust in an amount equal to the  after-tax benefits Mr. Schneider would have received if no trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance until Mr. Schneider reached age 65.  If Mr. Schneider previously exercised his withdrawal rights, Pathfinder Bank will be required to record a final phantom contribution in his accrued benefit account equal to (i) the full phantom contribution required for the plan year in which such involuntary termination occurs, if not yet made, plus (ii) the present value of all remaining phantom contributions that are required to be accrued by Pathfinder Bank.

Executive Deferred Compensation Plan.  Pathfinder Bank maintains an Executive Deferred Compensation Plan for a select group of management employees.  A participant in the plan is eligible to defer, on a monthly basis, a percentage of compensation received from Pathfinder Bank, up to $750.  The participant’s deferred compensation will be held by Pathfinder Bank in a grantor trust subject to the claims of Pathfinder Bank’s creditors in the event of Pathfinder Bank’s insolvency.

Upon the earlier of the date on which the participant terminates employment with Pathfinder Bank or attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled to his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the participant’s termination of employment within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.  Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, Pathfinder Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the participant’s date of disability.  Such benefit will commence within 30 days following the date on which the participant is disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

Benefits

Medical, Life and Disability Insurance and Educational Assistance.  Pathfinder Bank provides full-time employees with medical, life and accidental death and dismemberment insurance.  In addition, the Bank maintains a “cafeteria plan” for employees, which permits qualifying employees to allocate a portion of their compensation, on a pre-tax basis, for the payment of medical, dental and dependent care expenses as well as the payment of certain insurance premiums. Pathfinder Bank also offers educational assistance to full-time employees who have worked for the Company for at least one year and who desire to take courses at any accredited school of learning.  The Bank also provides long-term disability income insurance for all employees equal to the lesser of $6,000 per month or 60% of the employee’s basic monthly earnings.

Defined Benefit Plan. Pathfinder Bank maintains a tax-qualified noncontributory defined benefit plan (“Retirement Plan”). All salaried employees age 21 or older who have worked for the Bank for at least one year and have been credited with 1,000 or more hours of employment with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank contributes annually to the Retirement Plan an amount necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974 as amended (“ERISA”).

At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity.  The retirement benefit provided is equal to 1.5% of a participant’s average monthly compensation for periods after May 1, 2004, and 2.0% of the participant’s average monthly compensation for credited service prior to May 1, 2004 based on the average of the three consecutive years during the last 10 years of employment which provides the highest monthly average compensation multiplied by the participant’s years of credited service (not to exceed 30 years) to the normal retirement date.  Retirement benefits also are payable upon retirement due to early and late retirement.  Benefits also are paid from the Retirement Plan upon a Participant’s disability or death. A reduced benefit is payable upon early retirement at or after age 60, or the completion of 30 years of service with the Bank.  Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced or early retirement or a deferred retirement benefit commencing on such participant’s normal retirement date.  Benefits are payable in various annuity forms.  On December 31, 2011, the market value of the Retirement Plan trust fund was approximately $7,549,000.  The Company made no contribution to the Retirement Plan for the plan year ended September 30, 2011.

Employee Savings Plan.  Pathfinder Bank maintains an Employee Savings Plan which is a qualified, tax-exempt profit sharing plan with cash or deferred feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  All employees who have attained age 21 and have completed 90 days of employment and worked at least 1,000 hours per year are eligible to participate.

Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, in an amount up to 75% of their compensation to the 401(k) Plan, provided that the amount deferred does not exceed $16,500 for 2011.  In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called “catch-up contributions”) to the 401(k) Plan.  The “catch-up contributions” may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan.  The maximum “catch-up contribution” that a participant can make in 2011 was $5,500. For these purposes, “compensation” includes total  compensation  (including  salary  reduction  contributions made under the 401(k)  Plan  or  the flexible benefits plan sponsored by the Bank), but does not  include compensation in excess of $245,000 for 2011. Pathfinder Bank generally provides a match of 100% of the first 3% of the participating employees salary, plus 50% of the next 3% of the participating employees salary. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year beginning at the end of a participant’s second year of service with the Pathfinder Bank until a participant is 100% vested after six years of service. Participants also will vest in employer matching contributions when they reach the normal retirement age of 65 or later, or upon death or disability regardless of years of service.

Plan benefits will be paid to each participant in a lump sum. At December 31, 2011, the market value of the 401(k) Plan trust fund was approximately $4,892,000.  For  the  plan  year  ended  December  31,  2011,  the  Bank made a contribution in  the amount of $175,982 to the 401(k) Plan.

Employee Stock Ownership Plan.  Pathfinder Bank maintains an Employee Stock Ownership Plan (“ESOP”).  Employees who are at least 21 years old with at least one year of employment with Pathfinder Bank are eligible to participate. The ESOP had borrowed funds from Pathfinder Bancorp, Inc. and used those funds to purchase shares of common stock for the plan.  Collateral for the loan was the common stock purchased by the ESOP.  The loan was fully repaid in 2005.  The common stock that was purchased with the loan was held in a suspense account and was allocated to participants’ accounts in the ESOP as the loan was repaid. Since the loan to the plan has been fully repaid, all common stock held in the suspense account has been fully allocated.

        On July 20, 2011, the ESOP borrowed $1,101,250 from Community Bank to purchase 125,000 shares from the Treasury of the Company.  On October 1, 2011, Pathfinder Bank commenced making quarterly allocations to the ESOP to repay the loan to Community Bank.  Allocations to participants will be made in the second quarter of 2012 based on December 31, 2011 eligibility.

Benefits under the ESOP will become vested for an employee at the rate of 20% per year, starting upon an employee’s completion of one year of credited service, and will be fully vested upon completion of five years of credited service.  Participants’ interest in their account under the ESOP will also fully vest in the event of termination of service due to their normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable generally upon the participants’ termination of employment with Pathfinder Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

Stock Option Plan. The Pathfinder Bancorp, Inc. 2010 Stock Option Plan (the “Stock Option Plan”) was approved at our 2010 annual meeting. The Stock Option Plan authorizes the issuance of up to 150,000 shares of common stock pursuant to grants of stock option awards to our employees and outside directors. The options vest over 5 years (20% per year for each year of the participant’s service, have an exercise price of $9.00, (the market price on the date of the grant) and have an exercise period of 10 years from the date of the grant, June 23, 2011.

 Outstanding Equity Awards at Year-End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2011 for the Named Executive Officers.

Option Awards
			Equity incentive plan
	Number of securities	Number of securities	awards: number of
	underlying unexercised	underlying unexercised	Securities		Option
	options	options	underlying unexercised	Option	expiration
	(#)	(#)(1)	unearned options	exercise price	Date
Named Executive	Exercisable	Unexercisable	(#)	($)
Thomas A. Schneider	-	21,000	-	9.00	7/23/2021
Edward A. Mervine	-	13,500	-	9.00	7/23/2021
Ronald Tascarella	-	13,500	-	9.00	7/23/2021

(1)	All stock options in this column vest at a rate of 20% per year, commencing on June 23, 2012.

Nominating/Governance Committee

The Nominating/Governance Committee met six times in the year ended December 31, 2011 to address issues concerning corporate governance, succession planning, and to nominate directors to fulfill the terms of the upcoming year. In the year ended December 31, 2011, the Nominating/Governance Committee was comprised of Directors Manwaring, Burritt, Joyce, Stemple and Resnick, all of whom were “independent” pursuant to the NASDAQ listing requirements. The Nominating/Governance Committee has a charter in the form of governance guidelines which is available at our website at www.pathfinderbank.com.

Among other things, the functions of the Nominating/Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating/Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating/Governance Committee would solicit suggestions for director candidates from all Board members. In addition, the Nominating/Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating/Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interest of our shareholders as a group, and not primarily a special interest group or constituency.

The Nominating/Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee Financial Expert.

The Nominating/Governance Committee will consider candidates for the Board of Directors recommended by shareholders. In order to make a recommendation to the Board of Directors, a shareholder must own no less than 500 shares of the Company. Shareholders who are so qualified may send their recommendations to our Corporate Secretary for forwarding to the Nominating/Governance Committee. In light of the due diligence required to evaluate recommendations, said recommendations for candidates for the 2013 annual meeting must be received by the Nominating/Governance Committee by June 30, 2012.

 Shareholders may submit the names of candidates to be considered by writing to our Corporate Secretary, at 214 West First Street, Oswego, New York 13126. The submission must include the following information:

•
the name and address of the shareholder as it appears on our books, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required).

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided).

•	a statement of the candidate’s business and educational experience.

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A.

•	a statement detailing any relationship between us and the candidate.

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors.

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating/Governance Committee will consider shareholder recommendations made in accordance with the above similarly to any other nominee proposed by any other source. We have not paid a fee to any third party to identify or evaluate any potential nominees. Moreover, the Nominating/Governance Committee has not received within the last year a recommended nominee from a shareholder who beneficially owned more than 5% of the Company’s common stock, or from a group of shareholders owning more than 5% of the common stock.

In 2011 and early 2012, the Nominating/Governance Committee was presented with two challenges.

First, on August 24, 2011, our director Steven W. Thomas resigned from the Board effective September 1, 2011.  Mr. Thomas had been a local real estate developer with a part time residence in Arizona.  During 2011, he decided to make his full time residence in Arizona. Accordingly, he tendered his resignation. To fill the vacancy pursuant to the by-laws and guidelines discussed above, the Committee considered several candidates and selected John Funiciello to fill the vacancy until the April 25, 2012 Shareholder Meeting. Mr. Funiciello’s qualifications are described previously.

Second, Mr. Bruce Manwaring, our long-time director and the Chair of Audit Committee retired shortly before the publication of this Proxy Statement, effective April 1, 2012.  Mr. David Ayoub, who was selected to the Boards of Pathfinder Bank and Pathfinder Commercial Bank on January 26, 2011, was nominated to fill the vacancy until the Shareholder’s Meeting.  Mr. Ayoub’s qualifications are also previously described.

Audit Committee

The Audit Committee consists of Directors Manwaring, Nelson, Spencer, Stemple, Resnick and Joyce. The Audit Committee meets on a periodic basis with the internal auditor to review audit programs and the results of audits of specific areas, on regulatory compliance issues, as well as to review information to further their financial literacy skills. The Audit Committee meets with the Auditors to review quarterly and annual filings, the results of the annual audit and other related matters. The Chairman of the Audit Committee may meet with the Auditors on quarterly filing issues in lieu of the entire committee. The Audit Committee met four times in 2011. Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ and SEC Rule 10A(m)-3. Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.pathfinderbank.com.

The Audit Committee maintains an understanding of our key areas of financial risk and assesses the steps management takes to minimize and manage such risks; selects and evaluates the qualifications and performance of the Auditors; ensures that the internal and external auditors maintain no relationship with management and/or us that would impede their ability to provide independent judgment; oversees the adequacy of the systems of internal control; reviews the nature and extent of any significant changes in accounting principles; and oversees that management has established and maintained processes reasonably calculated to ensure our compliance with all applicable law, regulations, corporate policies and other matters contained in our Code of Ethics which is available on our website at www.pathfinderbank.com. The Audit Committee has established procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

The Board of Directors of Pathfinder Bancorp, Inc. has determined that Mr. Ayoub qualifies as an Audit Committee financial expert serving on the committee. Mr. Ayoub meets the criteria established by the Securities and Exchange Commission.

Audit and Related Fees

Prior to June 27, 2011 our independent registered public accounting firm was ParenteBeard, LLC (“ParenteBeard”).  As described in our 8-K filing of June 27, 2011, we retained Bonadio & Co., LLP because ParenteBeard sold its Syracuse branch office to Bonadio & Co., LLP.  Accordingly, we are providing information on both engagements below.

Bonadio & Co., LLP billed us a total of $109,743 for the audit of our 2011 annual financial statements and for the review of the related Forms 10-Q.

ParenteBeard, LLC billed us a total of $12,680 in 2011 for the review of Forms 10-Q.

During the fiscal year ended December 31, 2010, ParenteBeard billed us a total of $102,114 for the audit of our 2010 annual financial statements and its review of the related Forms 10-Q.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its Auditors. The Audit Committee concluded that performing such services in 2011 did not affect the auditors’ independence in performing their function as independent registered public accounting firm.

All Other Fees

Aggregate fees billed for non-audit and audit related fees rendered by Bonadio & Co., LLP during the year ended December 31, 2011 was as follows:

2011
Recurring and non-recurring tax services	$29,320
Employee benefit plans audit	11,306
All other fees	2,500

Aggregate fees billed for non-audit and audit related fees rendered by ParenteBeard LLC during the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Recurring and non-recurring tax services	$7,500	$17,200
Employee benefit plans audit	14,250	25,475
All other fees	-	-

Recurring and non-recurring tax services include assistance in connection with the New York State Franchise tax examination.

Policy On Audit Committee Pre-Approval Of Audit And Non-Audit Services Of The Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the non-audit fees incurred in 2011 and 2010 were, in fact, preapproved pursuant to our policy.

Audit Committee Report

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2011;

•
Discussed with the Auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T;

•
 Received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the Auditors their independence; and

•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011. The Audit Committee appointed Bonadio & Co., LLP as Auditors for 2012, which appointment the shareholders will be asked to ratify at the Annual Meeting.

This report has been provided by the Audit Committee:

Messrs. Joyce, Manwaring, Nelson, Resnick, Spencer and Stemple

DIRECTORS’ COMPENSATION

Each non-employee director receives an annual retainer of $13,500, a meeting fee of $700 for each Board meeting attended and $500 for each committee meeting attended.  The Board Chair receives an additional retainer of $10,000.  The Audit Committee Chairman receives an additional retainer of $5,000 and the chairman of all other committees receives an additional $100 for each committee meeting in which they serve in the capacity of committee chairman.  Employee directors do not receive monthly meeting fees.  We paid a total of $279,000 for director fees during the year ended December 31, 2011.

Set forth below is director compensation for each of our non-employee directors for the year ended December 31, 2011.

Director Compensation
				Non-qualified
		Fees earned		deferred
		or paid in	Stock	compensation	All other
		cash	Options(1)	earnings (2)	compensation (3)	Total
Name	Year	($)	($)	($)	($)	($)
William A. Barclay	2011	12,300	18,850	-		31,150
Chris R. Burritt	2011	32,900	18,850	8,603	-	60,353
John P. Funiciello	2011	1,400	-	-		1,400
George P. Joyce	2011	35,200	18,850	1,517	-	55,567
Bruce E. Manwaring	2011	39,500	18,850	5,792	-	64,142
L. William Nelson, Jr.	2011	32,200	18,850	6,815	-	57,865
Janette Resnick	2011	52,400	18,850	-	-	71,250
Corte J. Spencer	2011	28,400	18,850	6,000	-	53,250
Lloyd "Buddy" Stemple	2011	31,200	18,850	594	-	50,644
Steven W. Thomas	2011	14,900	18,850	3,110	-	36,860

(1)
Represents the grant date fair value of the stock option awards received by each director under the Pathfinder Bancorp, Inc. 2010 Stock Option Plan.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  A discussion of the assumptions used in calculating the award values may be found at Note 14 of our notes to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. All stock options in this column vest at a rate of 20% per year, commencing on June 23, 2012.

(2)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each named director to the Trustee Deferred Fee Plan.
(3)	No named director received perquisites and any other personal benefits that exceeded, in the aggregate, $10,000.
(4)	As of December 31, 2011, each director has 5,000 outstanding stock option awards.

Director fees are reviewed annually by the Compensation Committee for recommendation to the Board of Directors.  The committee reviews relevant peer group data similar to that used in the executive compensation review.  The Committee believes that an appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct the Company.

Arthur Warren Associates, referred to previously in the discussion of Executive Compensation, was also retained in 2011 to examine the Company’s Board Compensation practices.  Mr. Warren billed the Company $4,950 for the Board compensation study. Warren concluded that the current Board Member compensation program generally is competitive with Peer, but recommended the committee meeting compensation be increased to $600.

 Trustee (Director) Deferred Fee Plan.  Pathfinder Bank maintains the Trustee Deferred Fee Plan for members of the Board of Pathfinder Bank, Pathfinder Bancorp, Inc., or Pathfinder Bancorp M.H.C.  A participant in the plan is eligible to defer, on a monthly basis, the lesser of (i) $750 or (ii) 100% of the monthly fees the participant would be entitled to receive each month.  The participant’s deferred fees will be held by Pathfinder Bank in a grantor trust subject to the claims of Pathfinder Bank’s creditors in the event of Pathfinder Bank’s insolvency.

Upon the earlier of the date on which the participant’s services are terminated or the participant attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the participant’s termination of services within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.   Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, Pathfinder Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the date of the participant’s disability.  Such benefit will commence within 30 days following the date on which the participant is determined to be disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has established a process for shareholders to send communications to a director by either United States mail or electronic mail. Any shareholder who desires to communicate directly with our directors should send their communication to Board of Directors, Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126 or by email to directors@pathfinderbank.com. The communication should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about us or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

ATTENDANCE AT ANNUAL MEETINGS

The Company does not have a policy regarding the attendance of Board members at the Annual Meeting, although all are encouraged to attend. All ten of our directors attended the 2011 Annual Meeting.

CODE OF ETHICS

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.pathfinderbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

PROPOSAL 2 -RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for 2012.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Bonadio & Co., LLP, for the year ending December 31, 2012. A representative of Bonadio & Co., LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires. Information regarding our engagement of Bonadio & Co., LLP is set forth under “Audit Committee - Audit and Related Fees.”

In order to ratify the selection of Bonadio & Co., LLP, as our independent registered public accounting firm for 2012, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Audit Committee and the Board of Directors recommends a vote “FOR” the ratification of Bonadio & Co., LLP as Auditors for 2012.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 214 West First Street, Oswego, New York 13126, no later than December 3, 2012. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to  the Board of Directors, to be brought before an annual  meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Secretary of the Company at least five (5) days before the date fixed for such meeting. The notice must include the shareholder's name, record address, and number of shares owned by the shareholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business.

In  the case of nominations to the Board, certain information regarding the nominee  must  be provided. Nothing in this paragraph shall be deemed to require the  Company  to  include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion  established  by  the  SEC  in  effect  at  the  time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Edward A. Mervine
Edward A. Mervine
Secretary
Oswego, New York
March 31, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, [Annual Report and Form 10-K] and [Proxy Card] are available at  www.pathfinderbank.com/annual meeting.

AS IN THIS EXAMPLE
| X |
REVOCABLE PROXY
PATHFINDER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 25, 2012

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Meeting”) which will be held at the Oswego Country Club, 610 West First Street, Oswego, New York on April 25, 2012 at 10:00 a.m., Eastern Time. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1)      The election as directors of all nominees listed below (except as marked to the contrary below)

                                                  For All
                  For      Withhold      Except
                        |__|        |__|         |__|

L. William Nelson (three year term)                                                                                                     Lloyd “Buddy” Stemple (three year term)
John Funiciello (three year term)                                                                                                         David Ayoub (one year term)

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.
__________________________________                                                                                     ___________________________
__________________________________                                                                                     ___________________________

2)	The ratification of the appointment of Bonadio & Co., LLP as independent auditors for the year ending December 31, 2012.

                      For      Against      Abstain
                      |__|         |__|               |__|

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING   |__|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW.

                                DATE
__________________________________________________________________________
SHAREHOLDER SIGN ABOVE_________CO-HOLDER (IF ANY) SIGN ABOVE
  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

PATHFINDER  BANCORP,  INC.

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

   The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated March 31, 2012.

   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each should sign.

PLEASE  COMPLETE  AND  DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID  ENVELOPE.

IF  YOUR  ADDRESS  HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW  AND  RETURN  THIS  PORTION  WITH  THE  PROXY  IN  THE  ENVELOPE PROVIDED.

----------------------------

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, [Annual Report and Form 10-K] and [Proxy Card] are available at  www.pathfinderbank.com/annual meeting.